Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 9, 2015 among NN, Inc., a Delaware corporation (the “Borrower”), the Incremental Term Lenders, the Revolving Lenders party hereto and KeyBank National Association, as the administrative agent (the “Administrative Agent”).

RECITALS:

A. The Borrower, the Administrative Agent and the Lenders from time to time party thereto are parties to the Credit Agreement, dated as of October 19, 2015 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).

B. The Borrower, certain of the Lenders and the Administrative Agent desire to amend the Credit Agreement to modify certain provisions thereof pursuant to the terms of the Credit Agreement.

C. On October 23, 2015, in accordance with Section 2.14(c) of the Credit Agreement, the Borrower notified the Administrative Agent of its request for an Incremental Increase, and pursuant to Section 2.14 of the Credit Agreement, the Borrower hereby requests that the Persons set forth on Schedule I hereto (the “Incremental Term Lenders”) make Incremental Term Loans in an aggregate principal amount of $50,000,000 to the Borrower on the Incremental Term Loan Effective Date (as defined below).

D. Each Incremental Term Lender is willing to make Incremental Term Loans to the Borrower on the Incremental Term Loan Effective Date on the terms set forth in Section 2 herein and in the Credit Agreement and subject to the conditions set forth herein.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent, the Lenders party hereto and the Incremental Term Lenders agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. Incremental Term Loan Commitments.

2.1 Incremental Term Loan Commitments. Each Incremental Term Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, to make Incremental Term Loans to the Borrower on the Incremental Term Loan Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Incremental Term Lender’s name on Schedule I hereto. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

2.2 Interest. Interest on the Incremental Term Loans shall be payable on the dates, in the amounts and at the rates applicable to the Initial Term Loans.

2.3 Use of Proceeds. The proceeds of the Incremental Term Loans shall be used for the repurchase of New Notes and to pay expenses incurred in connection with this Amendment, such repurchase and the related transactions.

2.4 Termination. Unless previously terminated, the commitments of the Incremental Term Lenders pursuant to Section 2.1 of this Amendment shall terminate upon the making of the Incremental Term Loans on the Incremental Term Loan Effective Date.

2.5 Amortization. The Incremental Term Loans shall be repaid in accordance with the amortization schedule set forth in Section 2.07(a) of the Credit Agreement, and shall be subject to mandatory prepayment on the same basis as the Initial Term Loans.

Section 3. Technical Amendment. Pursuant to clause (y) of the last sentence of Section 10.01 of the Credit Agreement, the definition of “Consolidated Net Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is restated in its entirety as follows:

““Consolidated Net Leverage Ratio” means, as of any date, determined on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (as of such date) minus the aggregate amount equal to the lesser of (x) (1) 100% of the Unrestricted Cash and Cash Equivalents (as of such date) of the Borrower and its Domestic Subsidiaries plus (2) 50% of the Unrestricted Cash and Cash Equivalents (as of such date) of the Foreign Subsidiaries of the Borrower organized under the laws of a jurisdiction located in Europe, as of such date, and (y) $40,000,000, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower then ended (in the case of any determination as of the last day of a fiscal quarter) or for the most recently completed four fiscal quarters of the Borrower for which financials are required to be delivered hereunder (in the case of any determination of such ratio on a pro forma basis hereunder).”

Section 4. Effectiveness.

4.1 Conditions Precedent. The effectiveness of this Amendment and the obligations of the Incremental Term Lenders to make Incremental Term Loans shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived, the “Incremental Term Loan Effective Date”):

(i) Amendment Executed. This Amendment shall have been executed by the Borrower, each Guarantor, the Administrative Agent, the Required Revolving Lenders and each Incremental Term Lender, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii) Notes. The Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each Incremental Term Lender that has requested the same.

(iii) Corporate Resolutions and Approvals. (A) The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of each Loan Party approving this Amendment, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, and governmental approvals, if any, with respect to the execution, delivery and performance by such Loan Party of this Amendment, all of which documents to be in form and substance satisfactory to the Administrative Agent, and (B) secretary’s certificates reasonably acceptable to the Administrative Agent (including evidence of authority and incumbency).

(iv) Corporate Charter and Good Standing Certificates. The Administrative Agent shall have received: (i) a certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Loan Party and any and all material amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State of organization or formation; and (ii) a copy of a good standing certificate, certificate of existence or other evidence of existence or formation in the jurisdiction of organization from the Secretary of State of the state of organization, dated as of a recent date, from each Loan Party listing all charter documents affecting such Loan Party and certifying as to the good standing of such Loan Party.

(v) Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower, dated as of the Incremental Term Loan Effective Date, certifying that (i) both before and immediately after giving effect to such Incremental Increase, there shall exist no Default or Event of Default, (ii) immediately after giving effect to such Incremental Increase, as of the Incremental Term Loan Effective Date, the Borrower is in pro forma compliance (after giving effect to the incurrence of such Incremental Increase and the use of proceeds thereof, but disregarding any cash constituting proceeds of such Incremental Increase solely for purposes of determining the Consolidated Net Leverage Ratio under Section 2.14(a)(vii) of the Credit Agreement) with the Consolidated Net Leverage Ratio, which does not exceed the Closing Date Consolidated Net Leverage Ratio, (iii) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Incremental Term Loan Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date and (iv) all other conditions to the incurrence of the Incremental Term Loans on the Incremental Term Loan Effective Date have been satisfied.

(vi) Opinions. The Administrative Agent shall have received such opinions of counsel from counsel to the Borrower, each of which shall be addressed to the Administrative Agent and the Lenders (including the Incremental Term Lenders) and dated the Incremental Term Loan Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(vii) Fees. The Administrative Agent shall have received all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Administrative Agent) in connection with the preparation, negotiation and effectiveness of this Amendment and any other amounts due and payable by the Loan Parties under the Credit Agreement on or prior to the date hereof.

(viii) Patriot Act. The Administrative Agent shall have received, at least three Business Days prior to the Incremental Term Loan Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, in each case, requested by the Administrative Agent at least five Business Days prior to the Incremental Term Loan Effective Date.

(ix) Other Matters. The Borrower and each Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

4.2 Conditions Subsequent. In the case of Section 3 hereof only, the Required Lenders shall not have objected to the amendments effected by Section 3 hereof within five Business Days of the Incremental Term Loan Effective Date (and the failure of such condition subsequent shall not limit the effectiveness of any other term hereof).

Section 5. Miscellaneous.

5.1 Representations and Warranties. The Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders (including the Incremental Term Lenders) that:

(i) it has the legal power and authority to execute and deliver this Amendment;

(ii) the officers executing this Amendment on its behalf have been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

(iii) the execution and delivery hereof by it and the performance and observance by it of the provisions hereof do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 of the Credit Agreement) upon any assets or property of any Loan Party under the provisions of, (a) such Loan Party’s Organization Documents, (b) the New Notes Documents, (c) any material agreement to which any Loan Party is a party, (d) any order, injunction, writ or decree of any Governmental Authority or (e) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (d) and (e) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(iv) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v) this Amendment constitutes its valid and binding obligation in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vi) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

5.2 Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

5.3 Guarantor Acknowledgment. Each Guarantor, by signing this Amendment:

(i) consents and agrees to and acknowledges the terms of this Amendment;

(ii) acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii) represents and warrants to the Administrative Agent and the Lenders (including the Incremental Term Lenders) that all representations and warranties made by such Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; and

(iv) acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Credit Agreement.

5.4 Waiver. The Borrower and each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders (including the Incremental Term Lenders) and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.5 Entire Agreement. This Agreement, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.6 Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.7 Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.8 JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 6. Joinder of Additional Lenders.

6.1 Each Incremental Term Lender that was not a Lender prior to the effectiveness of this Amendment (each an “Additional Lender”) hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement) and the requirement contained in Section 10.06(b)(iii) of the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Incremental Term Loan, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to make its Incremental Term Loan on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any Lender, and (v) if it is not a United States Person (as defined in Section 7701(a)(30) of the Code), attached to this Amendment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

6.2 The Borrower hereby consents to each Additional Lender becoming a Lender under the Credit Agreement and agrees that each such Additional Lender shall constitute an Eligible Assignee.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

NN, INC., as the Borrower

By:	/s/ J. Robert Atkinson
Name:	J. Robert Atkinson
Title:	Treasurer

KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender

By:	/s/ J. E. Fowler
Name:	J. E. Fowler
Title:	Managing Director

REGIONS BANK, as a Lender

By:	/s/ Stuart A. Hall
Name:	Stuart A. Hall
Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ David Sharp
Name:	David Sharp
Title:	Vice President

KBCM BRIDGE LLC, as an Incremental Term Lender

By:	/s/ Amy K. Carlson
Name:	Amy K. Carlson
Title:	Executive Vice President

Each of the undersigned acknowledge the terms of and consent to the foregoing:

AUTOCAM CORPORATION
AUTOCAM-PAX, INC.
THE DELTA RUBBER COMPANY
INDUSTRIAL MOLDING CORPORATION
WHIRLAWAY CORPORATION
PMC ACQUISITION COMPANY, INC.
PNC ACQUISITION COMPANY INC.
NN PRECISION PLASTICS, INC.
CAPROCK MANUFACTURING, INC.
CAPROCK ENCLOSURES, LLC
PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.
PRECISION ENGINEERED PRODUCTS, LLC
BRANIN-ADVANCE INDUSTRIES, LLC
WAUCONDA TOOL & ENGINEERING, LLC
LACEY MANUFACTURING COMPANY LLC
GENERAL METAL FINISHING, LLC
POLYMETALLURGICAL, LLC
MATRIX I, LLC
BOSTON ENDO-SURGICAL TECHNOLOGIES LLC
CONNECTICUT PLASTICS LLC
ADVANCE PRECISION PRODUCTS, INC. HOWES TEMCO, LLC
PROFILES INCORPORATED
PREMCO, INC.
HOLMED, LLC
TRIGON INTERNATIONAL LLC

By:	/s/ James H. Dorton
Name:	James H. Dorton
Title:	Vice President

Schedule I

Incremental Term Loan Commitments

Lender	Commitment
KBCM Bridge LLC	$50,000,000